Exhibit 10.1

SEVERANCE AND RELEASE AGREEMENT

This SEVERANCE AND RELEASE AGREEMENT (this “Agreement”) is entered into as of October 23, 2026 (the “Effective Date”), by and between Zone Frontier Inc. (formerly known as CleanCore Solutions, Inc.), a Nevada corporation (the “Company”), and Travis Buchanan (“Executive”). The Company and Executive are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

A. Executive is employed by the Company as its President pursuant to that certain Executive Employment Agreement, dated as of December 20, 2024, by and between the Company (then known as CleanCore Solutions, Inc.) and Executive (the “Employment Agreement”).

B. On October 7, 2026, the Company entered into, and closed on the transactions contemplated by, that certain Asset Purchase Agreement, dated as of October 7, 2026 (the “APA”), with Sanzonate Holdings LLC, a Nevada limited liability company (“Buyer”), pursuant to which the Company sold substantially all of the assets of its aqueous ozone cleaning products business (the “Business”) to Buyer. The consummation of such sale is referred to herein as the “Closing,” and the date on which the Closing occurred is referred to herein as the “Closing Date.”

C. In connection with the Closing and the sale of the Business, Executive will not continue in the employ of the Company, and Executive’s employment with the Company will terminate without Cause (as defined in the Employment Agreement) as of the Effective Date (the “Separation Date”).

D. The Parties desire to set forth the severance to be provided to Executive and the other terms of Executive’s separation from the Company, including releases of claims in favor of the Company and Executive.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Non-Assignability of Employment Agreement. The Company represents and warrants that the Employment Agreement, and any rights or obligations of the Company thereunder, have not been, and will not be, assigned to Buyer in connection with the Closing.

2. Effectiveness; Separation. Notwithstanding the Effective Date, this Agreement shall become effective and enforceable on the Release Effective Date (as defined in Section 10); provided that Executive has executed and delivered this Agreement to the Company and has not revoked it in accordance with Section 10. Effective as of the Separation Date, Executive hereby resigns from all officer, director, committee and other positions he holds with the Company and any of its subsidiaries and affiliates, and agrees to execute any additional documents reasonably requested by the Company to effectuate such resignations.

3. Accrued Obligations. The Company shall pay Executive, less applicable taxes and withholdings, on the Company’s first regularly scheduled payroll date following the Separation Date, whether or not Executive executes this Agreement: (a) all earned but unpaid Base Salary, at Executive’s current annual rate of $165,000, for the period from October 5, 2026 through the Separation Date (which amount is approximately $7,557 for the period through October 20, 2026, subject to adjustment for any additional days worked through the Separation Date); and (b) $2,519 in respect of four (4) days of accrued but unused paid time off (the “PTO Payment”) (collectively, the “Accrued Obligations”). Executive shall also be reimbursed for any reasonable business expenses properly incurred through the Separation Date and submitted in accordance with Company policy within thirty (30) days after the Separation Date.

4. Severance Payment. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance with its terms, the Company shall pay Executive a lump sum cash payment of $150,000, less applicable taxes and withholdings (the “Severance Payment”). The Parties acknowledge and agree that the Severance Payment and the PTO Payment together total $152,519 and are in full satisfaction of any severance, health stipend, accrued but unused paid time off, or other amounts that are or may become payable to Executive under the Employment Agreement or otherwise, other than the earned but unpaid Base Salary described in Section 3(a).

The Severance Payment shall be paid on October 23, 2026 or, if later, within five (5) business days after the Release Effective Date (as defined in Section 10), through the Company’s payroll or, at Executive’s written election, by wire transfer of immediately available funds to an account designated by Executive in writing. The Severance Payment and the Accrued Obligations total approximately $160,076 (subject to adjustment of earned Base Salary through the actual Separation Date). Executive acknowledges that the Severance Payment exceeds any amount to which he would otherwise be entitled absent this Agreement.

5. No Other Compensation; Benefits. Executive acknowledges and agrees that, upon receipt of the Accrued Obligations and the Severance Payment, he will have received all salary, wages, bonuses, commissions, paid time off, severance, equity or equity-based awards, benefits and other compensation of any kind owed to him by the Company or any of the Company Releasees (as defined below), and that no other amounts are owed to him. Executive’s participation in the Company’s employee benefit plans shall end as of the Separation Date, except as otherwise provided under the terms of such plans or applicable law. Executive will receive separate information regarding any right to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), which shall be at Executive’s sole expense.

6. Directors’ and Officers’ Liability Insurance Coverage. For a period of six (6) years following the Separation Date, the Company will maintain Executive as an insured under its Directors’ and Officers’ Liability Insurance policy for acts and omissions occurring on or before the Separation Date, or thereafter pursuant to Section 17 hereof, in Executive’s capacity as an officer, director, employee, or agent of the Company, or in any other capacity in which Executive served at the request of the Company. The coverage must be on terms and conditions no less favorable to Executive than those that apply to the Company’s other former officers and directors, subject to the terms, conditions and exclusions of such policy. If, during such six (6) year period, the Company obtains tail or run-off coverage for its directors and officers in connection with a change in control, sale of all or substantially all of its assets, dissolution or similar transaction, Executive shall be included as an insured under such coverage on the same basis as the Company’s other former officers and directors.

7. Executive’s Release of Claims. In exchange for the Severance Payment and the other consideration provided herein, Executive, on behalf of himself and his heirs, executors, administrators, representatives, successors and assigns, hereby knowingly and voluntarily, irrevocably and unconditionally releases and forever discharges the Company, its past, present and future parents, subsidiaries and affiliates, and each of their respective past, present and future directors, officers, employees, stockholders, agents, attorneys, insurers, employee benefit plans (and the fiduciaries thereof), successors and assigns, in their capacities as such (collectively, the “Company Releasees”), from any and all claims, demands, causes of action, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, suspected or unsuspected, that Executive ever had, now has or may have against any of the Company Releasees arising out of or relating to any act, omission, event or matter occurring on or before the date Executive signs this Agreement (collectively, “Claims”), including, without limitation, any Claims:

(a) arising out of or relating to Executive’s employment with the Company, the terms and conditions of such employment, or the termination thereof;

(b) under the Employment Agreement or any other agreement, offer letter, plan, policy, promise or understanding, whether written or oral, express or implied, including any Claim for salary, bonus, incentive compensation, severance, equity or other compensation or benefits;

(c) under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (other than Claims for vested benefits), the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Nebraska Fair Employment Practice Act, the Nebraska Age Discrimination in Employment Act, the Nebraska Wage Payment and Collection Act, and any other federal, state or local law, regulation or ordinance relating to employment, discrimination, harassment, retaliation, wages or benefits, each as amended; and

(d) for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel, fraud, misrepresentation, defamation, infliction of emotional distress, negligence or any other tort or common law theory.

Notwithstanding the foregoing, Executive does not release (i) any right to the Accrued Obligations or to enforce this Agreement; (ii) any right to vested benefits under any tax-qualified retirement plan of the Company; (iii) any right to indemnification, advancement of expenses or coverage under any directors’ and officers’ liability insurance policy pursuant to the Company’s articles of incorporation, bylaws, any indemnification agreement or applicable law; (iv) any rights as a holder of the Company’s capital stock; (v) any right to elect COBRA continuation coverage; (vi) any Claim arising after the date Executive signs this Agreement; (vii) any claims relating to Social Security, workers’ compensation, or unemployment insurance benefits; or (viii) any Claim that cannot be waived as a matter of law. Additionally, it is understood and agreed to by the Parties that neither Buyer nor any of Buyer’s past, present and future parents, subsidiaries and affiliates, nor any of their respective past, present and future directors, officers, employees, stockholders, agents, attorneys, insurers, employee benefit plans (and the fiduciaries thereof), successors and assigns, in their capacities as such are included within the definition of Company Releasees.

8. Company’s Release of Claims. In consideration for Executive’s agreement to the covenants of this Agreement, the Company hereby irrevocably and unconditionally releases and forever discharges, to the maximum extent permitted by law, Executive of and from any and all claims, demands, causes of action, obligations, damages, or liabilities of any kind and nature whatsoever, at law or in equity, which the Company ever had, now has, or may have had against Executive by reason of any matter, cause, or thing relating to Executive’s employment or separation of employment with the Company, prior to and as of the Separation Date, in each case to the extent known to the Company’s executive officers as of the date the Company executes this Agreement. Notwithstanding the foregoing, the Company does not release, and nothing in this Section 8 shall waive or impair, (a) any claim arising out of Executive’s fraud, embezzlement, theft, misappropriation, willful misconduct, gross negligence, breach of fiduciary duty, or criminal conduct; (b) any right or claim under this Agreement or the provisions of the Employment Agreement that survive in accordance with Section 21, including Executive’s confidentiality obligations; (c) any right to recover compensation pursuant to Section 19(a) or applicable law; (d) any claim that cannot be released as a matter of law; or (e) any claim arising after the Separation Date.

9. Protected Rights. Nothing in this Agreement (including Sections 7, 11, 13, 14 and 19(b)) or in any other agreement with or policy of the Company prohibits or restricts Executive from: (a) filing a charge or complaint with, communicating with, providing information or documents to, or participating in any investigation or proceeding conducted by the Securities and Exchange Commission (the “SEC”), the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission, in each case without notice to or approval from the Company; (b) receiving an award from a governmental agency (including the SEC) for information provided; (c) testifying truthfully in any legal proceeding or as required by law, subpoena or court order; (d) discussing or disclosing information about unlawful acts in the workplace, including harassment, discrimination or any other conduct Executive has reason to believe is unlawful, or disclosing information concerning any sexual assault or sexual harassment dispute to the extent such disclosure cannot be restricted under applicable law; or (e) exercising any rights Executive may have under Section 7 of the National Labor Relations Act, to the extent applicable. However, to the maximum extent permitted by law, Executive waives any right to recover any individual monetary relief from the Company Releasees in any charge, complaint or lawsuit filed by Executive or on his behalf, other than an award from a governmental agency for information provided. Pursuant to the Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

10. ADEA Acknowledgments; Review and Revocation. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given for this Agreement is in addition to anything of value to which he is already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney of his choice prior to executing this Agreement; (b) he has twenty-one (21) days after receiving this Agreement to consider it (although he may voluntarily elect to sign it sooner, and changes to this Agreement, whether material or immaterial, do not restart such period); (c) he may revoke this Agreement within seven (7) days after he signs it by delivering written notice of revocation to the Company’s Chief Executive Officer at tyler@zonefrontier.com; and (d) this Agreement shall not become effective or enforceable until such revocation period has expired without revocation (the first day following such expiration, the “Release Effective Date”). If Executive revokes this Agreement, he shall not be entitled to the Severance Payment.

11. Executive Representations. Executive represents and warrants that: (a) he has not filed or caused to be filed any lawsuit, complaint, charge or claim against any of the Company Releasees; (b) he has reported to the Company any work-related injury or illness; (c) he has been properly provided any leave to which he was entitled; (d) he has not assigned or transferred any Claim released herein; and (e) he has no Knowledge of any acts constituting a material violation of law or Company policy relating to the Company Releasees that Executive has not previously reported or made the Company aware of prior to the Separation Date. For purposes of this Section, “Knowledge” shall mean Executive’s personal actual (and not constructive) current knowledge.

12. Severance Condition; No Engagement by Buyer. Executive acknowledges that the Company is providing the Severance Payment to support Executive’s transition to employment unrelated to the Business, and not to provide severance to an individual who will continue to work for the Business under new ownership. Accordingly, Executive’s right to receive and retain the Severance Payment is expressly conditioned on Executive not, during the twelve (12) month period following the Closing Date (the “Condition Period”), directly or indirectly, being employed by, or providing services to (whether as an employee, officer, director, independent contractor (including on a Form 1099 basis), consultant, advisor, agent or in any other capacity), Buyer or any of its parents, subsidiaries, affiliates or other related parties, or any successor to the Business (collectively, the “Buyer Parties”). Nothing in this Section 12 prohibits Executive from accepting any employment or engagement, and Executive remains free to work for any person or entity, including in the aqueous ozone or cleaning industry; however, if Executive accepts employment or any engagement with a Buyer Party during the Condition Period, (a) the Company shall have no obligation to pay any unpaid portion of the Severance Payment, and (b) Executive shall repay to the Company the gross amount of the Severance Payment previously paid within thirty (30) days after the commencement of such employment or engagement. Executive shall promptly notify the Company in writing if he accepts any employment or engagement with a Buyer Party during the Condition Period. Executive’s release of Claims under Section 7 and his other obligations under this Agreement shall remain in full force and effect notwithstanding any such forfeiture or repayment. Notwithstanding the foregoing, none of the following shall constitute employment by, or the provision of services to, a Buyer Party or result in forfeiture or repayment of the Severance Payment: (i) Executive’s receipt, acceptance, ownership, or disposition of any equity, membership, profits, or other ownership interest in any Buyer Party, or any right to acquire such interest, whether granted in recognition of Executive’s past contributions to the Company and the Business or otherwise, provided that such grant is not conditioned on Executive providing services to any Buyer Party during the Condition Period; (ii) Executive’s exercise of any rights as a holder of such interest, including voting, information, and transfer rights; (iii) communications between Executive and any Buyer Party relating to such interest; and (iv) any transaction which results in Executive, either alone or with others, purchasing (A) a controlling interest in the equity of a Buyer Party, or (B) all or substantially all of the assets of a Buyer Party, in either case in connection with a purchase of the Business. The Company acknowledges that Executive has disclosed that he may receive such an interest and agrees that such receipt does not conflict with this Agreement or the Employment Agreement.

13. Confidential Information; Continuing Obligations. Executive acknowledges and agrees that his obligations under Section 7(a)(i) (Confidential Information) of the Employment Agreement, together with the related provisions of Sections 7(a)(ii), 7(b) and 7(c) thereof, shall survive the Separation Date and the termination of the Employment Agreement in accordance with their terms. Executive further agrees not to use or disclose any confidential or proprietary information of the Company that remains with the Company following the Closing.

14. Non-Disparagement. Subject to Section 9, Executive shall not, directly or indirectly, make, publish or communicate to any person or entity, or in any public forum (including social media), any statement, whether oral, written or electronic, that disparages, defames or maligns, or is reasonably likely to harm the reputation of, the Company or any of its subsidiaries or affiliates, or any of their respective businesses, products, services, directors, officers or employees, except as follows: (A) to Executive’s spouse; (B) to Executive’s accounting, tax, or legal advisors; (C) as required by applicable law, regulation, subpoena, court order, administrative order or ruling, or other similar requirement; or (D) as may be necessary to enforce the terms of this Agreement. Notwithstanding the foregoing, Executive’s obligations under this Section 14 shall not extend to Buyer or any of its parents, subsidiaries or affiliates, or any of their respective businesses, products, services, owners, directors, officers or employees, regardless of whether any such owners, directors, officers or employees otherwise serve as directors, officers or employees of the Company. The Company shall instruct its directors and executive officers, as of the Separation Date and for so long as they serve in such capacities, not to make any statement to any third party that disparages, defames, or maligns, or is reasonably likely to harm the reputation of, Executive, except that statements may be made as follows: (i) as may be necessary to enforce the rights under this Agreement; (ii) to the Company’s insurers, accounting, tax, or legal advisors; (iii) to governmental taxing authorities; (iv) as may be necessary to process payments and other obligations under this Agreement; (v) as may be required by applicable law, regulation, subpoena, court order, administrative order or ruling, securities exchange rule or other similar requirement, including in any filing with or response to the SEC; or (vi) in the ordinary course of the Company’s internal deliberations, investigations or reporting to its Board of Directors or auditors. Pursuant to 42 U.S.C. § 19403, this provision does not apply to statements or communications by Executive related to a dispute involving sexual assault or sexual harassment arising after Executive’s execution of this Agreement.

15. Neutral Response to Employment Inquiries. The Company agrees that in the event it is contacted by potential future employers of Executive, or anyone seeking a reference check concerning Executive, the Company will respond to such inquiries by stating only Executive’s dates of employment, rate of pay, and position/title as of the Separation Date.

16. Return of Property. Executive represents that he has returned, and agrees that on or before the Separation Date he will return, to the Company (or to such person as the Company may direct in writing) all property, documents, files, data and equipment of the Company, including all laptops, mobile devices, keys, access cards, credit cards and confidential information, in whatever form, and represents and agrees that he has not retained and will not retain any copies thereof, except for documents relating solely to his own compensation and benefits.

17. Cooperation. For a period of six (6) months following the Separation Date, Executive shall reasonably cooperate with the Company, upon reasonable notice and at mutually convenient times that do not unreasonably interfere with Executive’s subsequent employment, in connection with (a) the orderly transition of his duties and the completion of the transactions contemplated by the APA; (b) the preparation of the Company’s financial statements and reports required to be filed with the SEC, including providing information reasonably requested regarding periods during which Executive was employed; and (c) any investigation, audit, litigation or other proceeding relating to matters of which Executive has knowledge as a result of his employment. Any time associated with Executive’s cooperation pursuant to this Section shall be limited to no more than five (5) hours per week. The Company shall compensate Executive for all hours expended pursuant to this Section at an hourly rate equal to Executive’s annual Base Salary as of the Separation Date divided by 2,080. The Company shall also reimburse Executive for reasonable, pre-approved out-of-pocket expenses incurred in providing such cooperation.

18. Remedies. Executive acknowledges that his obligations under Sections 13, 14 and 16 are material inducements for the Company to enter into this Agreement and that any breach thereof would cause the Company irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, in the event of any breach or threatened breach of such Sections, the Company shall be entitled to injunctive relief and specific performance, without the necessity of posting a bond or proving actual damages, in addition to any other remedies available at law or in equity.

19. Clawback; Securities Matters.

(a) Executive acknowledges and agrees that any incentive-based compensation paid or awarded to him by the Company, including any quarterly bonus, shall be subject to recovery, forfeiture or recoupment in accordance with the Company’s compensation recovery (clawback) policy adopted pursuant to Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 thereunder and the listing standards of the national securities exchange on which the Company’s securities are listed, as in effect from time to time, and any other compensation recovery required by applicable law. No recovery of compensation pursuant to such policy shall constitute a breach of this Agreement or give rise to any Claim by Executive.

(b) Executive acknowledges that he remains subject to the Company’s Insider Trading Policy until the later of the Separation Date or the end of the trading blackout period in effect on the Separation Date and, in any event, until any material nonpublic information regarding the Company in his possession has been publicly disclosed or is no longer material. To the extent Executive is subject to Section 16 of the Exchange Act, Executive shall continue to comply with his reporting obligations thereunder for so long as required by applicable law, and the Company shall provide reasonable assistance with any required filings. Executive acknowledges that the Company may be required to disclose this Agreement and its terms in its filings with the SEC (including on a Current Report on Form 8-K) and to file this Agreement as an exhibit thereto, and Executive consents to such disclosure. Executive agrees to keep the terms of this Agreement confidential until publicly disclosed by the Company, except for disclosure to his spouse and legal, tax and financial advisors, or as permitted by Section 9. To the extent the Company determines that it is required to disclose this Agreement and its terms in its filings with the SEC (including on a Current Report on Form 8-K), such disclosure shall be accompanied by the statement attached hereto as Exhibit A.

20. Taxes; Section 409A. All payments under this Agreement shall be subject to applicable tax withholding and deductions. The payments under this Agreement are intended to be exempt from or to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (“Section 409A”), including as short-term deferrals, and this Agreement shall be interpreted accordingly. Each payment hereunder shall be treated as a separate payment for purposes of Section 409A. Executive acknowledges that the Company has made no representations regarding the tax treatment of any payment hereunder and that Executive is solely responsible for any taxes owed by him.

21. Termination of Employment Agreement. Effective as of the Separation Date, the Employment Agreement shall terminate and be of no further force or effect, except for the provisions described in Section 13, which shall survive in accordance with their terms. The non-competition and non-solicitation covenants set forth in Sections 7(a)(iii) and 7(a)(iv) of the Employment Agreement are hereby terminated and of no further force or effect, and the Parties’ agreement with respect to Executive’s engagement by the Buyer Parties is set forth exclusively in Section 12 of this Agreement. Executive acknowledges that this Agreement constitutes the release contemplated by Section 6(a) of the Employment Agreement and that the payments provided herein fully satisfy all obligations of the Company under Section 6 of the Employment Agreement.

22. No Admission. This Agreement does not constitute an admission by the Company or any of the Company Releasees or Executive of any wrongdoing, liability or violation of any law, contract or policy, all of which are expressly denied.

23. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to its conflict of laws principles. Each Party irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Douglas County, Nebraska for any action arising out of or relating to this Agreement or Executive’s employment with the Company. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION.

24. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the exhibit hereto and the surviving provisions of the Employment Agreement described in Section 13, constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior negotiations, representations, agreements and understandings, whether written or oral. Executive acknowledges that he has not relied on any representation or statement not set forth in this Agreement.

(b) Amendment; Waiver. This Agreement may be amended or modified only by a written instrument signed by both Parties. No waiver of any provision shall be effective unless in writing, and no waiver of any breach shall be deemed a waiver of any other or subsequent breach.

(c) Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect; provided, however, that if the release in Section 7 is held invalid or unenforceable as a result of a challenge by Executive, the Company shall be entitled to repayment of the Severance Payment to the extent permitted by law.

(d) Successors and Assigns. This Agreement is personal to Executive and may not be assigned by him. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Company may assign this Agreement to any successor to all or substantially all of its business or assets. The Company Releasees are intended third-party beneficiaries of Section 7.

(e) Notices. Notices hereunder shall be in writing and delivered personally, by nationally recognized overnight courier or by email, to the Company at the attention of its Chief Executive Officer (tyler@zonefrontier.com) and to Executive at the most recent address and personal email address on file with the Company, or to such other address as a Party may designate by notice.

(f) Construction. The headings in this Agreement are for convenience only. The word “including” means “including, without limitation.” This Agreement shall be construed as having been jointly drafted, and no presumption shall arise against either Party by virtue of authorship.

(g) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by .pdf, DocuSign or other electronic means shall be deemed original signatures.

EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ALL OF ITS TERMS, INCLUDING THE GENERAL RELEASE OF CLAIMS IN SECTION 7, HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Severance and Release Agreement as of the date first written above.

COMPANY:

ZONE FRONTIER INC.

By:	/s/ Tyler Hassen
Name:	Tyler Hassen
Title:	Chief Executive Officer
Date signed: October 23, 2026

EXECUTIVE:

/s/ Travis Buchanan
Travis Buchanan
Date signed: October 23, 2026

[Signature Page to Severance and Release Agreement – T. Buchanan]

EXHIBIT A TO SEVERANCE AND RELEASE AGREEMENT

STATEMENT TO ACCOMPANY ANY REQUIRED SEC DISCLOSURE

Effective October 23, 2026, the employment of Travis Buchanan as President of Zone Frontier Inc. (the “Company”) ended without cause, as the Company eliminated the role following the October 7, 2026 sale of its legacy aqueous ozone cleaning products business. Mr. Buchanan’s departure was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Buchanan led that business day to day, and the Company is grateful for the steady, hands-on leadership he provided through a period of significant strategic transition. His work included leading the acquisition of the Company’s European subsidiary, building large-scale manufacturing and distribution, and developing relationships with national building-service contractors. His commitment to the business and its employees is appreciated. The Company thanks Mr. Buchanan for his many contributions and wishes him great success.